UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 13, 2015

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION	39-0715160
(A Wisconsin Corporation)
700 North Adams Street
P.O. Box 19001
Green Bay, WI 54307-9001
(800) 450-7260

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

On November 13, 2015, Wisconsin Public Service Corporation (the “Company”) satisfied and discharged its First Mortgage and Deed of Trust, dated as of January 1, 1941, as amended and supplemented (the “Mortgage Indenture”). The Mortgage Indenture had created a first-priority lien on substantially all of the Company’s property.

On November 13, 2015, the Company completed its previously announced redemption of all of its outstanding First Mortgage Bonds, 7-1/8% Series due July 1, 2023 (the “7-1/8% Series Bonds”). The 7-1/8% Series Bonds were the last remaining series of first mortgage bonds outstanding under the Mortgage Indenture, other than six series of first mortgage bonds (the “Collateral Bonds”) that were pledged as collateral for the Company’s outstanding senior notes (the “Senior Notes”). Under the terms of the Senior Notes, upon the redemption of the 7-1/8% Series Bonds, the Collateral Bonds were cancelled and ceased to secure the Senior Notes, and the Senior Notes became unsecured general obligations of the Company.

As a result of the foregoing, there are no longer any outstanding first mortgage bonds under the Mortgage Indenture. On November 13, 2015, the Company delivered to U.S. Bank National Association, the trustee under the Mortgage Indenture, a satisfaction and discharge which, pursuant to the terms of the Mortgage Indenture, effectively discharged the Mortgage Indenture. The Company is in the process of recording the satisfaction and discharge of the Mortgage Indenture in the appropriate jurisdictions to remove the lien of the Mortgage Indenture from the Company’s assets. The Company will not issue any additional first mortgage bonds under the Mortgage Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION
(Registrant)

/s/ William J. Guc
Date: November 19, 2015	William J. Guc – Vice President and Controller

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